    As filed with the Securities and Exchange Commission on January 26, 2001
                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------

                         FRONTIER FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

             Washington                                                                 91-1223535
-------------------------------------  ------------------------------------ -----------------------------------
(State or other jurisdiction of                                             (I.R.S. Employer Identification No.)
 incorporation or organization)

                            323 S.W. Everett Mall Way
                                  P.O. Box 2215
                            Everett, Washington 98203
                    (Address of principal executive offices)

                      ------------------------------------

                         Frontier Financial Corporation
                              2001 Stock Award Plan
                            (Full title of the Plan)

                      ------------------------------------

                               James F. Felicetty
                             Secretary and Treasurer
                         Frontier Financial Corporation
                            323 S.W. Everett Mall Way
                                  P.O. Box 2215
                            Everett, Washington 98203
                                 (425) 514-0719
            (Name, address and telephone number of agent of service)

                      ------------------------------------
                                    Copy to:
                                Glen P. Garrison
                             Keller Rohrback L.L.P.
                          1201 Third Avenue, Suite 3200
                         Seattle, Washington 98101-3052
                                 (206) 623-1900

                      ------------------------------------

                                         CALCULATION OF REGISTRATION FEE
===============================================================================================================
                                                     Proposed Maximum     Proposed Maximum
 Title of Securities to be       Amount to be       Offering Price Per   Aggregate Offering      Amount of
        Registered              Registered(1)            Share(2)               Price         Registration Fee
---------------------------------------------------------------------------------------------------------------
Common stock, no par value         100,000               $23.9375           $2,393,750.00         $598.44
===============================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such additional securities as may hereafter be offered or issued pursuant to the Registrant's Restricted Stock Award Plan (the "Plan") to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2) Estimated only for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low prices for the common stock, as quoted on the Nasdaq National Market on January 22, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents are incorporated by reference into this Registration Statement:

        (a) Frontier Financial Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

        (b) Frontier Financial Corporation's Form 10-Q Quarterly Reports for the quarters ended March 31, 1999, June 30, 1999, and September 30, 1999;

        (c) Frontier Financial Corporation's Form 8-K Current Reports, dated March 17, 2000, July 27, 2000, September 3, 2000 and October 27, 2000; and

        (d) The description of Frontier Financial Corporation's common stock contained in Frontier's Prospectus/Proxy Statement and included Registration Statement on Form S-4 filed on November 29, 2000 (Registration No. 333-50882), including any amendments or reports filed for the purpose of updating such description.

        All documents subsequently filed by Frontier Financial Corporation ("Frontier") pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors, officers, employees and agents of Frontier and those serving at Frontier's request in similar positions in any other corporation, partnership, joint venture, trust or other enterprise in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article IX of Frontier's Bylaws provides for indemnification of Frontier's directors and officers, to the maximum extent permitted by Washington law, against expenses and liabilities (including any obligation to pay any judgment, settlement, fine or expenses, including attorneys' fees) actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which the director or officer is, was or is threatened to



                                  Part II - 1
be made a party to such action or is otherwise involved in such action by reason of serving or having served at the request of Frontier as a director or officer of another corporation.

        Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Frontier's Articles of Incorporation provide, to the fullest extent permitted by Washington law, limitations on a director's liability to Frontier and its shareholder. Frontier also maintains an insurance policy insuring its directors and officers against liability for certain acts or omissions while acting in their official capacity.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

        See Exhibit Index.

ITEM 9. UNDERTAKINGS

        A. Frontier undertakes:

             1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                    i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended ( the "Securities Act");

                    ii. To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    iii. To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this registration statement; provided, however, that paragraphs (A)(1)(i) and
        (A)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Frontier pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

             2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.



                                  Part II - 2

        B. Frontier hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Frontier's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Frontier pursuant to the foregoing provisions or otherwise, Frontier has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Frontier of expenses incurred or paid by a director, officer or controlling person of Frontier in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Frontier will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, Frontier certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Everett, State of Washington, on the 17th day of January, 2001.

                                      FRONTIER FINANCIAL CORPORATION

                                      By: /s/ Robert J. Dickson
                                          -----------------------------------
                                          Robert J. Dickson
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of FRONTIER FINANCIAL CORPORATION do hereby constitute and appoint ROBERT J. DICKSON and JAMES F. FELICETTY, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of Frontier Financial Corporation, and any an all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.



                                  Part II - 3

         /s/ Robert J. Dickson                     President and Chief      January 17, 2001
         --------------------------------------    Executive Officer,
         Robert J. Dickson                         Director


         /s/ James F. Felicetty                    Secretary/Treasurer      January 17, 2001
         --------------------------------------    (Principal Financial
         James F. Felicetty                        and Accounting
                                                   Officer)


         /s/ George E. Barber                      Director                 January 17, 2001
         --------------------------------------
         George E. Barber


         /s/ Michael J. Clementz                   Director                 January 17, 2001
         --------------------------------------
         Michael J. Clementz


         /s/ Michael J. Corliss                    Director                 January 17, 2001
         --------------------------------------
         Michael J. Corliss


         /s/ Lucy DeYoung                          Director                 January 17, 2001
         --------------------------------------
         Lucy DeYoung


         /s/ Edward D. Hansen                      Director                 January 17, 2001
         --------------------------------------
         Edward D. Hansen


         /s/ William H. Lucas                      Director                 January 17, 2001
         --------------------------------------
         William H. Lucas


         /s/ James H. Mulligan                     Director                 January 17, 2001
         --------------------------------------
         James H. Mulligan


         /s/ J. Donald Regan                       Director                 January 17, 2001
         --------------------------------------
         J. Donald Regan


         /s/ Roger L. Rice                         Director                 January 17, 2001
         --------------------------------------
         Roger L. Rice


         /s/ William J. Robinson                   Director                 January 17, 2001
         --------------------------------------
         William J. Robinson



                                  Part II - 4

         /s/ Edward C. Rubatino                    Director                 January 17, 2001
         --------------------------------------
         Edward C. Rubatino


         /s/ Darrell J. Storkson                   Director                 January 17, 2001
         --------------------------------------
         Darrell J. Storkson



                                  Part II - 5

                                      INDEX TO EXHIBITS


 EXHIBIT
  NUMBER       DESCRIPTION
  ------       -----------
   5.1         Opinion of Keller Rohrback L.L.P. regarding legality of the common stock being registered.

   23.1        Consent of Moss Adams LLP

   23.2 Consent of Keller Rohrback L.L.P. (included in its Opinion filed as Exhibit 5.1)

   24.1        Power of Attorney (included on the Signature Page of this
               Registration Statement)

   99.1        Frontier Financial Corporation 2001 Employee Stock Award Plan


                                  Part II - 6